UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.700% Notes due 2022	FDX 22B	New York Stock Exchange
1.000% Notes due 2023	FDX 23A	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    FedEx’s annual meeting of stockholders was held on September 21, 2020.

(b)    The stockholders took the following actions at the annual meeting:

Proposal 1: The stockholders elected twelve directors, each of whom will hold office until the annual meeting of stockholders to be held in 2021 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Frederick W. Smith	197,454,449	5,498,433	938,717	27,334,917
Marvin R. Ellison	201,521,613	2,147,324	222,662	27,334,917
Susan Patricia Griffith	200,995,302	2,687,890	208,407	27,334,917
John C. (“Chris”) Inglis	203,015,137	651,611	224,851	27,334,917
Kimberly A. Jabal	201,755,171	1,928,116	208,312	27,334,917
Shirley Ann Jackson	196,637,088	7,043,881	210,630	27,334,917
R. Brad Martin	201,530,450	2,143,551	217,598	27,334,917
Joshua Cooper Ramo	201,733,455	1,935,224	222,920	27,334,917
Susan C. Schwab	196,933,142	6,749,151	209,306	27,334,917
David P. Steiner	200,449,725	3,220,146	221,728	27,334,917
Rajesh Subramaniam	200,372,182	3,320,161	199,256	27,334,917
Paul S. Walsh	189,539,979	14,117,588	234,032	27,334,917

Proposal 2: The compensation of FedEx’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

•	186,759,910 votes for (91.6% of the voted shares)

•	16,475,757 votes against (8.1% of the voted shares)

•	655,932 abstentions (0.3% of the voted shares)

•	27,334,917 broker non-votes

Proposal 3: The Audit Committee’s designation of Ernst & Young LLP as FedEx’s independent registered public accounting firm for the fiscal year ending May 31, 2021 was ratified by stockholders. The tabulation of votes on this matter was as follows:

•	227,582,154 votes for (98.4% of the voted shares)

•	3,413,097 votes against (1.5% of the voted shares)

•	231,265 abstentions (0.1% of the voted shares)

•	There were no broker non-votes for this item.

Proposal 4: A stockholder proposal requesting that FedEx provide a report, updated annually, disclosing information about the corporation’s lobbying activities and expenditures was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	58,529,766 votes for (28.7% of the voted shares)

•	144,545,183 votes against (70.9% of the voted shares)

•	816,650 abstentions (0.4% of the voted shares)

•	27,334,917 broker non-votes

Proposal 5: A stockholder proposal requesting that FedEx provide a report, updated semiannually, disclosing information about the corporation’s political contributions was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	56,811,748 votes for (27.9% of the voted shares)

•	146,279,194 votes against (71.7% of the voted shares)

•	800,657 abstentions (0.4% of the voted shares)

•	27,334,917 broker non-votes

Proposal 6: A stockholder proposal requesting that the Board of Directors provide a report assessing opportunities for FedEx to encourage or facilitate non-management employee representation on the Board was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	7,619,228 votes for (3.7% of the voted shares)

•	195,019,764 votes against (95.6% of the voted shares)

•	1,252,607 abstentions (0.6% of the voted shares)

•	27,334,917 broker non-votes

Proposal 7: A stockholder proposal requesting that the Board of Directors undertake such steps as may be necessary to permit FedEx stockholders to take action by written consent in lieu of a meeting was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	81,330,992 votes for (39.9% of the voted shares)

•	121,717,596 votes against (59.7% of the voted shares)

•	843,011 abstentions (0.4% of the voted shares)

•	27,334,917 broker non-votes

Proposal 8: A stockholder proposal requesting that the Board of Directors provide a report describing the Board’s plans to integrate ESG metrics into the performance measures of named executive officers under FedEx’s executive compensation plans was not approved by stockholders. The tabulation of votes on this matter was as follows:

•	19,312,822 votes for (9.5% of the voted shares)

•	181,335,688 votes against (88.9% of the voted shares)

•	3,243,089 abstentions (1.6% of the voted shares)

•	27,334,917 broker non-votes

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of FedEx Corporation’s updated compensation arrangements with outside directors.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: September 22, 2020	By:	/s/ Mark R. Allen
Mark R. Allen
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Compensation Arrangements with Outside Directors.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

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